Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

September 8, 2005

Yellow Roadway Corporation Updates Guidance and

Announces New President at Roadway Express

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today announced that it expects third quarter 2005 adjusted earnings per share (“EPS”) to be in the range of $1.40 to $1.45. The company’s previous guidance was $1.60 to $1.65 per share for the quarter. Full year 2005 EPS guidance will be updated when the company announces third quarter results in late October.

Yellow Roadway cited the following reasons for its updated guidance:

•	The devastation caused by Hurricane Katrina. While the situation continues to unfold, current estimates indicate the hurricane will have about a $.05 per share impact on the third quarter.

•	The remaining shortfall is primarily a result of implementation challenges for new processes at Roadway and the associated learning curve that negatively affected efficiency. The new processes and their impact were initially discussed during the second quarter conference call.

“While our results have been impacted by the one-time event of Hurricane Katrina, our most significant opportunity is the improvement of productivities at Roadway Express,” stated Bill Zollars, Chairman, President and CEO of Yellow Roadway.

Yellow Roadway also announced today the appointment of Michael J. Smid as the President of Roadway Express. Smid was previously the President of YRC Enterprise Services and Chief Integration Officer. In this position, he led the shared services functions and was responsible for managing the company’s synergies for the Roadway and USF acquisitions. “Over the last few years, Mike has gained a thorough knowledge of Roadway which will allow him to have an immediate impact on the business,” added Zollars.

Since 1985, Smid has worked in a variety of management capacities at Yellow Transportation, including Executive Vice President; Senior Vice President, Operations; and other sales and operations positions. Smid holds a bachelor of science degree in business logistics from the University of Missouri.

Effective immediately, Smid will replace Robert L. Stull, who has retired after 28 years with Roadway.

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The preceding disclosures contain references to ‘adjusted’ EPS, which excludes the impact of property gains and losses, acquisition charges, restructuring charges related to acquisitions and certain severance charges. Management adjusts for these items when evaluating performance to more accurately compare the results among periods.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, ability to capture cost synergies, the company’s ability to improve productivity results at its Roadway Express subsidiary and its resulting effects on efficiencies, service and yield, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation, a Fortune 500 company, is one of the largest transportation service providers in the world. Through its brands including Yellow Transportation, Roadway Express, Reimer Express, USF, New Penn Motor Express and Meridian IQ, Yellow Roadway provides a wide range of asset and non-asset-based transportation services. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs approximately 70,000 people.

Investor Contact:	Phil Gaines	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	phil.gaines@yellowroadway.com		sdawson@lakpr.com